Exhibit 99.1

Press Release
P.O. Box 59 Lebanon, OH 45036

Company Contact:	Investor and Media Contact:
Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414 Shareholderrelations@lcnb.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

LCNB Corp. Announces the Retirement of Matthew P. Layer
EVP and Chief Lending Officer

Layer to retire on September 30, 2024

Jeff D. Meeker, LCNB’s current SVP and Chief Credit Officer, to assume the
EVP and Chief Lending Officer Role

LEBANON, Ohio – July 17, 2024-- LCNB Corp. (“LCNB”) (Nasdaq: LCNB) today announced that Matthew P. Layer, EVP and Chief Lending Officer, will retire from the Company effective September 30, 2024. As part of the Company’s established succession plan, Jeff D. Meeker, LCNB’s current SVP and Chief Credit Officer, will assume the role of EVP and Chief Lending Officer at September 30, 2024.

“On behalf of everyone at LCNB, I want to thank Matt for his years of dedication and service. Matt joined LCNB in 1982 and has been an important part of LCNB’s success and growth over the past 42 years. During this period, LCNB’s loan portfolio has grown from $31 million to over $1.6 billion at March 31, 2024. During his tenure at LCNB, Matt cultivated a credit culture focused on maintaining excellent asset quality and prudent underwriting standards. Matt has been a trusted advisor and partner to the Bank. He has been a mentor to many of LCNB’s team members and always showed an interest in helping others succeed. I wish him all the best in his well-deserved retirement,” said Eric J. Meilstrup, LCNB’s President and Chief Executive Officer.

Jeff D. Meeker to Assume EVP and Chief Lending Officer Role

Meeker joined LCNB in 2013 through the acquisition of Citizens National Bank, and he has 38 years of banking experience. Since September 2021, Meeker has served as LCNB’s Senior Vice President & Chief Credit Officer overseeing the Bank’s commercial, residential, consumer and agricultural lending areas. In January 2021, he was appointed LCNB’s Head of Loan Operations. Prior to 2021, Meeker held additional positions of increasing responsibility in the Bank’s lending areas. Prior to joining LCNB, Meeker was the CFO of the Citizens National

Bank of Chillicothe and was the CEO and President of Clarksburg National Bank. Meeker is a graduate of Wilmington College (Ohio).

Mr. Meilstrup continued, “Reflective of LCNB’s established succession plan and deep bench of talent, I am pleased to announce that Jeff Meeker will assume the EVP and Chief Lending Officer role. As LCNB’s current Chief Credit Officer, the former CEO and president of Clarksburg National Bank, and the former CFO of Citizens National Bank of Chillicothe, Jeff is a proven banker and leader with a record of lending experience well aligned with LCNB’s value-driven credit culture. Jeff and Matt have worked closely together over the past 11 years, and Jeff brings a strong knowledge of LCNB’s markets, while continuing our strong lending culture and prudent focus on maintaining excellent asset quality. I look forward to Jeff’s additional responsibilities and contributions as a member of LCNB’s executive team.”

About LCNB Corp.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio and Northern Kentucky. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank also provides community-oriented banking services to customers in Northern Kentucky through a bank office in Boone County, Kentucky. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Safe Harbor Statement:

Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, adverse changes in economic conditions; the impact of competitive products and pricing; and other risks and uncertainties, including those set forth in LCNB’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release.

LCNB encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. LCNB undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed by LCNB with the SEC are available free of charge at the SEC’s website at www.sec.gov and/or from LCNB’s website.